                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)     June 22, 2001



                      THE BOMBAY COMPANY, INC.
       (Exact name of registrant as specified in its charter)




                 Delaware                      1-7288          75-1475223
      (State or other jurisdiction of     (Commission File   (I.R.S.
               incorporation)                  Number)       Employer
                                                             Identification
                                                             No.)

    550 Bailey Avenue,
    Fort Worth, Texas                                             76107
      (Address of principal executive                          (Zip Code)
                 offices)




  (817) 347-8200
  Registrant's telephone number,
  including area code



(Former name or former address, if changed since last report.)










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Item 9.  Regulation FD Disclosure.

     The Bombay Company, Inc. previously announced that it intends to open a net 65 additional stores during the 2001-2003 fiscal years, representing a nearly 30% increase in retail square footage for the chain. Most of these new stores are expected to be in off-mall locations.

     Following are year-by-year details regarding this projected real estate expansion:

                  Projected Store Expansion By Year
           Year   New*  Close  Net        Conversions
           2001    33    18     15            20
           2002    40    15     25            15
           2003    45    20     25            -

* Includes projected openings in off-mall locations of 24, 30 and 32 stores in Fiscal 2001, 2002 and 2003, respectively.

     The conversions indicated above reflect a continuing program whereby regular stores, which average 1,800 square feet, are being closed as they approach the end of their lease lives and large format stores, which typically range in size from 4,000 to 5,000 square feet, are being opened in the same mall.



                             SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE BOMBAY COMPANY, INC.
                                   (Registrant)



                                     /s/  Carmie Mehrlander
                                   Carmie Mehrlander
                                   Chairman of the Board, President
                                   and Chief Executive Officer




                                     /s/  Elaine D. Crowley
                                   Elaine D. Crowley
                                   Vice President, Chief Financial
                                   Officer and Treasurer
Date: June 22, 2001